Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

March 4, 2025

Citigroup Global Markets Inc.
as Representative of the Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Introductory.  OneMain Finance Corporation, an Indiana corporation (the “Company”), proposes to issue and sell to Citigroup Global Markets Inc. (“Citigroup”) and the other several Underwriters named in Schedule A (collectively, the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule A of $600,000,000 aggregate principal amount of the Company’s 6.750% Senior Notes due 2032 (the “Securities”).  The Securities will be guaranteed (the “Guarantee”) by OneMain Holdings, Inc., a Delaware corporation (the “Guarantor” or “Parent”), the direct parent company of the Company. Citigroup has agreed to act as the representative of the several Underwriters (the “Representative”) in connection with the offering and sale of the Securities. As used herein, the term “Securities” shall include the Guarantee unless the context requires otherwise.

The Company intends to use all of the net proceeds from the offering for general corporate purposes, which may include debt repurchases or repayments.

The Securities will be issued pursuant to an indenture, dated as of December 3, 2014 (the “Base Indenture”), among the Company, the Guarantor and Wilmington Trust, N.A., as trustee. Certain terms of the Securities will be established pursuant to a supplemental indenture among the Company, the Guarantor and HSBC Bank USA, N.A., as series trustee (the “Trustee”), to be dated as of March 13, 2025 (the “Supplemental Indenture”), to the Base Indenture (together with the Base Indenture, the “Indenture”).

This Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1.        Representations and Warranties.  The Company and the Guarantor hereby jointly and severally represent, warrant and covenant to each Underwriter that, as of the date hereof and as of the Closing Date (as defined below) (references in this Section 1 to the “Prospectus” are to (x) the Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Prospectus in the case of representations and warranties made as of the Closing Date):(a)Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-274956-01), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A(b) (the “Rule 430A Information”), Rule 430B or Rule 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus.  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act.

(b)          Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company and the Guarantors, are threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied or will comply with, as applicable, in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.

The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.  Each such Incorporated Document, when taken together with the Registration Statement as of its date, when taken together with the Disclosure Package, did not as of the Applicable Time and, when taken together with the Prospectus, will not at the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Parent was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Parent has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Parent has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d)          Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, if any, as amended or supplemented and (ii) each “free writing prospectus” as defined in Rule 405 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto.  As of the first time when sales of the Securities are made (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)          Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f)           Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  Pursuant to Rule 433(d)(8)(i), no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(g)          Underwriting Agreement.  This Agreement has been duly executed, authorized and delivered by the Company and the Guarantor.

(h)          Authorization of the Securities.  The Securities to be purchased by the Underwriters from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law) (the “Enforceability Limitations”) and will be entitled to the benefits of the Indenture.

(i)           Authorization of the Indenture.  The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, at the Closing Date, the Supplemental Indenture will have been duly qualified under the Trust Indenture Act. The Base Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Limitations. The Supplemental Indenture has been duly authorized by the Company and the Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Limitations.

(j)           Description of the Transaction Documents.  The Transaction Documents will each conform in all material respects to the respective statements relating thereto contained in the Prospectus.

(k)          No Material Adverse Change.  Except as otherwise disclosed in the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto); there has not been any development that could reasonably be expected to result in any material increase in the consolidated long-term debt of the Company or the Guarantor (other than the issuance of debt in securitizations that are non-recourse to the Company and its subsidiaries or the Guarantor (other than special purpose securitization vehicle issuing such debt)) or any material adverse change in or affecting the business, consolidated financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(l)           Independent Accountant.  PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related schedules and notes) of the Company and Parent filed with the Commission and incorporated by reference in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(m)         Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, included in or incorporated by reference into the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements in all material respects have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or in the Preliminary Prospectus and the Prospectus.  The statistical and market-related data and forward-looking statements included in or incorporated by reference into the Prospectus are based on or derived from sources that the Company and its consolidated subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n)          Incorporation and Good Standing of the Company, its Subsidiaries and the Guarantor.  Each of the Company and, except as would not reasonably be expected to result in a Material Adverse Change, its subsidiaries and the Guarantor has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company and the Guarantor, as applicable, to enter into and perform its obligations under each of the Transaction Documents.  Each of the Company, its subsidiaries and the Guarantor is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  All of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Guarantor, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Prospectus.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit A hereto.

(o)          Capitalization.  At December 31, 2024, on a consolidated basis, after giving effect to the issuance and sale of the Securities pursuant hereto and the other adjustments described in the Prospectus, (i) the Company would have an authorized and outstanding capitalization as set forth in the Prospectus under the caption “OMFC Capitalization” and (ii) the Guarantor would have an authorized and outstanding capitalization as set forth in the Prospectus under the caption “OMH Capitalization” (in each case, other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus).

(p)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries nor the Guarantor is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company, any of its subsidiaries or the Guarantor is a party or by which it or any of them is bound or to which any of the property or assets of the Company, any of its subsidiaries or the Guarantor is subject (each, an “Existing Instrument”), except, (A) in the case of clause (i) above with respect subsidiaries of the Company, for such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (B) in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  The issue and sale of the Securities and the execution, delivery and performance by the Company and the Guarantor with all of the provisions of the Transaction Documents (i) will not result in any violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or the Guarantor or any of their respective properties or affect the validity of the Securities, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (ii) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company, any of its subsidiaries or the Guarantor and (iii) will not conflict with or result in a breach of any of the terms of or provisions of, or constitute a Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries or the Guarantor pursuant to, or require the consent of any other party to, any Existing Instrument, except for conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency is required by the Company or the Guarantor for the issue and sale of the Securities or the consummation by the Company or the Guarantor of the other transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained or made, would affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been, or prior to the Closing Date will be, obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or “Blue Sky” or insurance laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q)          No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or the Guarantor, which has resulted in, or may be reasonably expected to result in, a Material Adverse Change, except as disclosed in the Prospectus.

(r)          All Necessary Permits, etc.  Except as otherwise disclosed in the Prospectus, the Company and each subsidiary and the Guarantor possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries nor the Guarantor has received any notice of proceedings relating to the revocation, suspension, termination, impairment or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(s)          Title to Properties.  Except as otherwise disclosed in the Prospectus or as would not reasonably be expected to result in a Material Adverse Change, each of the Company, its subsidiaries and the Guarantor has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, the Guarantor or such subsidiary.

(t)          Tax Law Compliance.  Except as would not reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries and the Guarantor (i) have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and (ii) have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP.

(u)          Company and Guarantor Not an “Investment Company.”  The Company and the Guarantor are not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(v)          Insurance.  Each of the Company, its subsidiaries and the Guarantor are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses taken as a whole, including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries and the Guarantor against theft, damage, destruction and acts of vandalism.

(w)         No Price Stabilization or Manipulation.  The Company and the Guarantor have not taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(x)          Solvency.  The Company, immediately after the Closing Date will be Solvent.  As used herein, the term “Solvent” and “Solvency” mean, that as of December 31, 2024, after giving pro forma effect to the offering of the Securities and the use of proceeds therefrom and any material liabilities incurred since December 31, 2024, the Company and its subsidiaries taken as a whole on a consolidated basis have total shareholder’s equity that is greater than zero; provided that Solvency shall be determined excluding any intercompany debt owing among the Company’s subsidiaries.

(y)          Company’s and Guarantor’s Accounting Systems.  Except as disclosed in the Prospectus, the Company, its subsidiaries and the Guarantor maintain systems of accounting controls that are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)          Disclosure Controls and Procedures.  The Company and the Guarantor have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such disclosure controls and procedures are (i) designed to ensure that material information relating to the Guarantor, the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company or Guarantor, as applicable, by others within the Company or any of its subsidiaries or Guarantor, as applicable, and (ii) reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Guarantor and Company’s auditors and the Audit Committee of the Board of Directors of the Company and the Guarantor, as applicable, have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Guarantor’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa)         Regulations T, U, X.  Neither the Company nor any of its subsidiaries nor the Guarantor nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(bb)        Compliance with and Liability under Environmental Laws.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change:  (i) each of the Company, its subsidiaries and the Guarantor and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries or the Guarantor under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries nor the Guarantor has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries or the Guarantor is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Guarantor has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries or the Guarantor based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or the Guarantor or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries or the Guarantor has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries nor the Guarantor is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries or the Guarantor; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries or the Guarantor, including without limitation, any such liability which the Company or any of its subsidiaries or the Guarantor has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.  “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.  “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(cc)        ERISA Compliance.  The Company, its subsidiaries and the Guarantor and each “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)), established or maintained by the Company, its subsidiaries, the Guarantor or any ERISA Affiliate (as defined below) or for which the Company, its subsidiaries, the Guarantor or their ERISA Affiliates would have any liability (each, a “Plan”), is in compliance in all material respects with ERISA and the Code (as defined below).  To the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries, the Guarantor or any ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA.  “ERISA Affiliate” means any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended (the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or any of its subsidiaries or the Guarantor is a member.  Except as would not reasonably be expected to result in a Material Adverse Change, (i) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA).  The fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan and (ii) no “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan.  None of the Company, its subsidiaries, the Guarantor or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code.  Each Plan that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(dd)        Labor. No labor disturbance by, or dispute with, employees of the Company, any of its subsidiaries or the Guarantor exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened, except as would not result in a Material Adverse Change.

(ee)        Compliance with Laws.  Each of the Company and the Guarantor are in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions, regulations and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of law or order, writ, injunction, regulation or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(ff)         Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or the Guarantor or any affiliate of the Company or the Guarantor, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or the Guarantor or any affiliate of the Company or the Guarantor, on the other hand, which is required to be disclosed by Item 404 of Regulation S-K under the Securities Act is not so disclosed or incorporated by reference in the Prospectus.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Guarantor or any affiliate of the Company or the Guarantor to or for the benefit of any of the officers or directors of the Company or the Guarantor or any affiliate of the Company or the Guarantor or any of their respective family members.

(gg)        No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor the Guarantor nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries or the Guarantor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Anti-Corruption Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws and the Company, its subsidiaries, the Guarantor and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“Anti-Corruption Laws” means all applicable laws, rules, and regulations of any jurisdiction applicable to the Company, its subsidiaries, its controlled affiliates, or the Guarantor from time to time, concerning or relating to bribery or corruption, including but not limited to the FCPA.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(hh)        No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries and the Guarantor are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or the Guarantor with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)         No Conflict with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor the Guarantor nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries or the Guarantor is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, or HM Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries or the Guarantor located, organized or resident in a country or territory that is the subject of Sanctions (each a “Sanctioned Country” (as of the date of this agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine)).  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) for the purpose of funding any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Cuba, Iran, North Korea, Syria and the Crimean region of the Ukraine or is located, organized, or resident in a Sanctioned Country, or (ii) in any other manner that will result in a violation of Sanctions.

(jj)          Sarbanes-Oxley Compliance.  The Company and the Guarantor and their respective directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

(kk)        Cybersecurity; Data Protection.  The Company, its subsidiaries and the Guarantor have implemented and maintained commercially reasonable controls, policies, procedures and safeguards reasonably designed to maintain and protect the integrity, redundancy and security of all information technology assets, including hardware, software, databases and networks, of each of the Company, its subsidiaries and the Guarantor, (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential, nonpublic personal information or regulated data (“Personal Data”)) used in connection with their businesses, and, to their knowledge, there have been no unauthorized uses of or accesses to the same which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.  The Company, its subsidiaries and the Guarantor are in compliance in all material respects with the requirements of all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and publicly posted policies and contractual obligations relating to the security of IT Systems or the security or processing of Personal Data, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

SECTION 2.        Purchase, Sale and Delivery of the Securities.

(a)          The Securities.  The Company agrees to issue and sell to the Underwriters, all of the Securities, and, subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 99.000% of the principal amount thereof, payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)          The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on March 13, 2025 or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)          Delivery of the Securities.  The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”).

(d)          Public Offering of the Securities.  The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed by the Representative, pursuant to the terms of this Agreement.

SECTION 3.        Additional Covenants.  The Company and Guarantor further covenant and agree with each Underwriter as follows:

(a)          Representative’s Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement.

(b)          Securities Act Compliance.  After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act).  The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each prospectus, amendment or supplement referred to in this Section 3.

(c)          Delivery of Prospectus to the Underwriters.  Not later than 10:00 a.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

(d)          Exchange Act Compliance.  During the Prospectus Delivery Period, the Company and the Guarantor will file all documents required to be filed with the Commission and the Financial Industry Regulatory Authority pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(e)          Permitted Free Writing Prospectuses.  Each of the Company and the Guarantor agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”

(f)          Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, or if in the reasonable judgment of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, each of the Company and the Guarantor agrees to (i) notify the Representative of any such event or condition and (ii) file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g)          Copies of Any Amendments and Supplements to the Prospectus.  Each of the Company and the Guarantor agrees to furnish to the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (excluding any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.

(h)          Blue Sky Compliance.  Each of the Company and the Guarantor shall cooperate with the Representative and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Notwithstanding the foregoing, the Company and the Guarantor shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  Each of the Company and the Guarantor will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantor shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)          Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package.

(j)          DTC.  The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC.

(k)          Agreement Not To Offer or Sell Additional Securities.  During the period of 30 days following the date hereof, the Company will not, without the prior written consent of Citigroup (which consent may be withheld at the discretion of Citigroup), sell, offer to sell or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any unsecured debt securities of the Company that are substantially similar to the Securities, except for the Securities sold pursuant to this Agreement and except for exchanges or other similar transactions.  The foregoing restriction shall not apply to an issue of debt securities denominated in a currency other than U.S. dollars or to an issue of debt securities at least 90% of which is offered and sold outside the United States.

(l)          Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein.

(m)         Compliance with Sarbanes-Oxley Act.  During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n)          No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

The Representative on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.        Payment of Expenses.  The Company and Guarantor agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Disclosure Package and the Prospectus (including financial statements and exhibits), and all amendments and supplements thereto, the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably designated by the Underwriters (including the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Disclosure Package or the Prospectus; provided that any such fees payable to Simpson Thacher & Bartlett LLP shall not exceed $15,000), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the Financial Industry Regulatory Authority (“FINRA”), if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any transportation (it being understood that the Underwriters, collectively, shall bear their own transportation and other “road show” travel expenses).  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.        Conditions.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Accountant’s Comfort Letter.  On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company and Parent, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, covering the financial information in or incorporated by reference into the Disclosure Package and other customary matters.  In addition, on the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 business days prior to the Closing Date.

(b)          Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(c)          No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date,

(i)          in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)         there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(d)          Opinion of Counsel for the Company.  On the Closing Date the Underwriters shall have received an opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated as of such Closing Date, which is reasonably satisfactory to the Representative, and (ii) Jeffrey M. Gershon, Associate General Counsel of the Company, dated as of such Closing Date, which is reasonably satisfactory to the Representative.

(e)          Opinion of Counsel for the Underwriters.  On the Closing Date the Underwriters shall have received the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(f)          Officer’s Certificate.  On the Closing Date the Underwriters shall have received a written certificate executed by one of the Chief Financial Officer, Treasurer or Chief Accounting Officer of the Company or the Guarantor, in his capacity as such officer only, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:

(i)          for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)         the representations and warranties of the Company and the Guarantor in this Agreement are true and correct, as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;

(iii)        the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(iv)        no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(g)         [Reserved].

(h)         Indenture.  The Company shall have executed and delivered the Supplemental Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

(i)          Additional Documents.  On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.        Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative or the Company pursuant to Section 5 or 10 hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, severally, upon demand for all reasonable and documented out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.        Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to, or participated in the planning of use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company and Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule C or prepared pursuant to Section 1(f) or Section 3(e) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company and Guarantor in advance in writing.  Notwithstanding the foregoing, the Underwriters may use the pricing supplement substantially in the form of Schedule B hereto without the consent of the Company and Guarantor.

SECTION 8.        Indemnification.

(a)          Indemnification of the Underwriters.  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, agents and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent or controlling person for any and all documented expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Disclosure Package or the Final Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantor may otherwise have.

(b)         Indemnification of the Company and the Guarantor.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their respective affiliates, officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Underwriter through the Representative expressly for use therein; and to reimburse the Company and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or the Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and the Guarantor hereby acknowledge that the only information that the Underwriters through the Representative have furnished to the Company and the Guarantor expressly for use in the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the (x) first sentence of the fifth paragraph, (y) the third sentence of the eighth paragraph and (z) the tenth, eleventh, thirteenth and fourteenth paragraphs, in each case, under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)          Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representative (in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)          Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.        Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each Affiliate director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, and each person, if any, who controls the Company or the Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Guarantor.

SECTION 10.      Termination of This Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company and the Guarantor if at any time:  (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company and the Guarantor to any Underwriter, except that the Company shall be obligated, solely in the case of a termination pursuant to clause (iv) above, to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.      Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.      Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

Citigroup Global Markets Inc.,
388 Greenwich Street,
New York, New York 10013
Fax: [***]
Attention: General Counsel

With a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile:  [***]
Attention:   David Azarkh

If to the Company or the Guarantor:

OneMain Finance Corporation
601 N.W. Second Street
Evansville, Indiana  47708
Facsimile: [***]
Attention:  Treasurer

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Facsimile:  [***]
Attention:   Michael J. Schwartz

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 14.      Authority of the Representative.  Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

SECTION 15.      Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.      Governing Law Provisions; Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17.      Default of One or More of the Several Underwriters.  If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 17.  Any action taken under this Section 17 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 18.      No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.      Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For purposes of this Section 19, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following:  (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20.      General Provisions; Electronic Signatures.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ONEMAIN FINANCE CORPORATION

By:	/s/ David R. Schulz
	Name:	David R. Schulz
	Title:	Senior Vice President and Treasurer

ONEMAIN HOLDINGS, INC.

By:	/s/ David R. Schulz
	Name:	David R. Schulz
	Title:	Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Citigroup Global Markets Inc.

Acting on behalf of itself
and as a Representative of
the several Underwriters

By:	/s/ Kirkwood Roland
	Name:	Kirkwood Roland
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$69,000,000
HSBC Securities (USA) Inc.	$69,000,000
Barclays Capital Inc.	$42,000,000
BNP Paribas Securities Corp.	$42,000,000
Citizens JMP Securities, LLC	$24,000,000
Deutsche Bank Securities Inc.	$30,000,000
Goldman Sachs & Co. LLC	$36,000,000
Mizuho Securities USA LLC	$42,000,000
NatWest Markets Securities Inc.	$24,000,000
RBC Capital Markets, LLC	$42,000,000
Regions Securities LLC	$24,000,000
SMBC Nikko Securities America, Inc.	$36,000,000
TD Securities (USA) LLC	$36,000,000
Truist Securities, Inc.	$36,000,000
Wells Fargo Securities, LLC	$36,000,000
Blaylock Van, LLC	$12,000,000
Total	$600,000,000

Schedule A-1

SCHEDULE B

Pricing Supplement

[See attached]

Schedule B-1

Filed pursuant to Rule 433
Issuer Free Writing Prospectus, dated March 4, 2025
Supplementing the Preliminary Prospectus Supplement, dated March 4, 2025
Registration No. 333-274956
333-274956-01

$600,000,000

OneMain Finance Corporation
  6.750% Senior Notes due 2032

This pricing supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the preliminary prospectus supplement dated March 4, 2025 (the “Preliminary Prospectus Supplement”).

The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used but not defined herein shall have the meanings assigned to them in the Preliminary Prospectus Supplement.

$600,000,000 6.750% Senior Notes due 2032

Issuer:	OneMain Finance Corporation (the “Issuer”)

Guarantor:	OneMain Holdings Inc. (the “Guarantor”)

Aggregate Principal Amount:	$600,000,000

Title of Securities:	6.750% Senior Notes due 2032 (the “notes”)

Maturity Date:	March 15, 2032

Offering Price:	100.000%, plus accrued interest, if any, from March 13, 2025

Coupon:	6.750%

Yield:	6.750%

Spread:	+264 basis points

Schedule B-2

Benchmark Treasury:	4.125% UST due February 29, 2032

Gross Proceeds to Issuer:	$600,000,000

Net Proceeds to Issuer After Gross Spread:	$594,000,000

Gross Spread:	1.000%

Distribution:	SEC Registered

CUSIP and ISIN Numbers:	CUSIP: 682691 AJ9 ISIN: US682691AJ99

Denominations:	$2,000 and integral multiples of $1,000

Interest Payment Dates:	March 15 and September 15

First Interest Payment Date:	September 15, 2025

Record Dates:	March 1 and September 1

Optional Redemption:	Except as set forth in the next two succeeding paragraphs, the notes are not subject to redemption prior to the Stated Maturity, and there is no sinking fund for the notes.

On and after March 15, 2028, the Issuer may redeem, at its option, all or, from time to time, part of the notes, upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Series Trustee), at the applicable redemption price set forth below (expressed as a percentage of the principal amount of notes to be redeemed), plus accrued and unpaid interest on the notes, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 15 of each of the years indicated below:

	Year	Percentage
	2028	103.3750%
	2029	101.6875%
	2030 and thereafter	100.0000%

Schedule B-3

In addition, prior to March 15, 2028, the Issuer may redeem, at its option, all or, from time to time, part of the notes, upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Series Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest on the notes, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any note on any date of redemption, the greater of (a) 1.0% of the principal amount of the note; and (b) the excess, if any, as determined by the Issuer, of (1) the present value at such redemption date of (x) the redemption price of the note at March 15, 2028 (such redemption price being set forth in the table above), plus (y) all required interest payments due on the note through March 15, 2028 (excluding accrued but unpaid interest to the date of redemption), discounted to the date of redemption on a semi-annual basis using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over (2) the principal amount of the note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2028; provided, however, that if the period from the redemption date to March 15, 2028 of such notes is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Joint Book-Running Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Barclays Capital Inc. BNP Paribas Securities Corp. Citizens JMP Securities, LLC Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC

Schedule B-4

Mizuho Securities USA LLC
NatWest Markets Securities Inc.
RBC Capital Markets, LLC
Regions Securities LLC
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
Truist Securities, Inc.
Wells Fargo Securities, LLC
Blaylock Van, LLC

Trade Date:	March 4, 2025

Settlement Date:
March 13, 2025 (T+7). It is expected that delivery of the notes will be made against payment therefor on or about March 13, 2025, which is the seventh business day following the date hereof (such settlement cycle being referred to as “T+7”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than one business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade such notes prior to their date of delivery should consult their own advisors.

Ratings*:

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating.

Changes from Preliminary Prospectus Supplement

The Preliminary Prospectus Supplement is hereby updated to reflect the following changes:

The total size of the offering has increased from $500.0 million to $600.0 million. The additional proceeds from the offering will be used for general corporate purposes, which may include debt repurchases or repayments.

As a result of the change in offering size, all information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

Schedule B-5

The Issuer has filed a registration statement (including a prospectus and related Preliminary Prospectus Supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Citigroup Global Markets Inc., toll-free at 1-800-831-9146.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in such Preliminary Prospectus Supplement or the accompanying prospectus.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Schedule B-6

SCHEDULE C

Issuer Free Writing Prospectuses

The pricing supplement listed on Schedule B.

Schedule C-1

EXHIBIT A

List of Subsidiaries

Exhibit A-1

Subsidiaries of OneMain Holdings, Inc. *	Jurisdiction of Incorporation

AGFC Capital Trust I	Delaware
American Health and Life Insurance Company	Texas
Chicago River Funding, LLC	Delaware
Columbia River Funding, LLC	Delaware
CommoLoCo, Inc.	Puerto Rico
CREDITHRIFT of Puerto Rico, Inc.	Puerto Rico
Foursight Capital Automobile Receivables Trust 2021-1	Delaware
Foursight Capital Automobile Receivables Trust 2021-2	Delaware
Foursight Capital Automobile Receivables Trust 2022-1	Delaware
Foursight Capital Automobile Receivables Trust 2022-2	Delaware
Foursight Capital Automobile Receivables Trust 2023-1	Delaware
Foursight Capital Automobile Receivables Trust 2023-2	Delaware
Foursight Capital Automobile Receivables Trust 2024-1	Delaware
Foursight Capital LLC	Utah
Foursight Funding LLC	Delaware
Foursight Funding II LLC	Delaware
Foursight Funding IV LLC	Delaware
Foursight Receivables LLC	Delaware
Hubbard River Funding, LLC	Delaware
Hudson River Funding, LLC	Delaware
MorEquity, Inc.	Nevada
Mystic River Funding, LLC	Delaware
New River Funding, LLC	Delaware
New River Funding Trust	Delaware
OMF Services, LLC	Delaware
OneMain Alliance, LLC	Texas
OneMain Assurance Services, LLC	Texas
OneMain Auto Depositor, LLC	Delaware
OneMain Consumer Loan, Inc.	Delaware
OneMain Direct Auto Funding, LLC	Delaware
OneMain Direct Auto Receivables Trust 2019-1	Delaware
OneMain Direct Auto Receivables Trust 2021-1	Delaware
OneMain Direct Auto Receivables Trust 2022-1	Delaware
OneMain Direct Auto Receivables Trust 2023-1	Delaware
OneMain Direct Auto Receivables Trust 2025-1	Delaware
OneMain Financial Auto Funding I, LLC	Delaware
OneMain Financial CC Transferor, LLC	Delaware
OneMain Financial Credit Card Trust	Delaware
OneMain Financial (HI), Inc.	Hawaii
OneMain Financial Funding III, LLC	Delaware
OneMain Financial Funding VII, LLC	Delaware
OneMain Financial Funding VIII, LLC	Delaware
OneMain Financial Funding IX, LLC	Delaware

Exhibit A-2

Subsidiaries of OneMain Holdings, Inc. *	Jurisdiction of Incorporation

OneMain Financial Funding X, LLC	Delaware
OneMain Financial Funding XI, LLC	Delaware
OneMain Financial Funding XII, LLC	Delaware
OneMain Financial Group, LLC	Delaware
OneMain Financial Holdings, LLC	Delaware
OneMain Financial Insurance Agency of Florida, LLC	Florida
OneMain Financial Insurance Agency of Washington, LLC	Washington
OneMain Financial Issuance Trust 2018-2	Delaware
OneMain Financial Issuance Trust 2019-A	Delaware
OneMain Financial Issuance Trust 2019-2	Delaware
OneMain Financial Issuance Trust 2020-2	Delaware
OneMain Financial Issuance Trust 2021-1	Delaware
OneMain Financial Issuance Trust 2022–S1	Delaware
OneMain Financial Issuance Trust 2022-2	Delaware
OneMain Financial Issuance Trust 2022-3	Delaware
OneMain Financial Issuance Trust 2023-1	Delaware
OneMain Financial Issuance Trust 2023-2	Delaware
OneMain Financial Issuance Trust 2024-1	Delaware
OneMain Financial of Minnesota, Inc.	Minnesota
OneMain Financial, Inc.	West Virginia
OneMain Financial Term Funding I, LLC	Delaware
OneMain Foursight Auto I, LLC	Delaware
OneMain Foursight Auto II, LLC	Delaware
OneMain Foursight Auto III, LLC	Delaware
OneMain General Services Corporation	Delaware
OneMain Mortgage Services, Inc.	Delaware
OneMain Trim, LLC	Delaware
River Thames Funding, LLC	Delaware
Second Street Funding Corporation	Delaware
Seine River Funding, LLC	Delaware
Sixth Street Funding LLC	Delaware
SpringCastle Holdings, LLC	Delaware
Springleaf Acquisition Corporation	Delaware
Springleaf Asset Holding II, Inc.	Delaware
Springleaf Asset Holding, Inc.	Delaware
Springleaf Branch Holding Company	Delaware
Springleaf Consumer Loan Holding Company	Delaware
Springleaf Consumer Loan of West Virginia, Inc.	West Virginia
Springleaf Depositor LLC	Delaware
Springleaf Documentation Services, Inc.	California
Springleaf Financial Asset Holdings, LLC	Delaware
Springleaf Financial Cash Services, Inc.	Delaware

Exhibit A-3

Subsidiaries of OneMain Holdings, Inc. *	Jurisdiction of Incorporation

Springleaf Financial Center Thrift Company	California
Springleaf Financial Funding Company	Delaware
Springleaf Financial Funding Company II	Delaware
Springleaf Financial Funding II Holding Company	Delaware
Springleaf Funding I, LLC	Delaware
Springleaf Funding II, LLC	Delaware
Springleaf Mortgage Holding Company	Delaware
Springleaf Properties, Inc.	Indiana
St. Lawrence River Funding, LLC	Delaware
Thayer Brook Funding, LLC	Delaware
Third Street Funding LLC	Delaware
Triton Insurance Company	Texas
Wilmington Finance, Inc.	Delaware

*     OneMain Finance Corporation is a wholly-owned direct subsidiary of OneMain Holdings, Inc.

Exhibit A-4